Exhibit 4.3

ELECTRO ENERGY INC.

FORM OF WARRANT TO PURCHASE COMMON STOCK

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND THIS SECURITY MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE ISSUER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

        THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

Certificate Number: ____
Number of Warrants: ____

               THIS CERTIFIES THAT ________________, or its registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Note and Warrant Purchase Agreement (as defined below) to purchase from Electro Energy Inc., a Florida corporation (the “Company,” which term includes any successor corporation under the Note and Warrant Purchase Agreement), ______ shares of Common Stock, par value of $0.001 per share, of the Company (the “Common Stock”) at the per share Exercise Price of $3.80 (the “Exercise Price”). This Warrant shall terminate and become void as of the close of business on March 31, 2010 (the “Expiration Date”), or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Note and Warrant Purchase Agreement.

1.     Note and Warrant Purchase Agreement; Registration Rights Agreement.

        (a)        The Company issued this Warrant under a Note and Warrant Purchase Agreement, dated as of March 31, 2006 (the “Note and Warrant Purchase Agreement”), between the Company and the Purchasers. The terms of this Warrant include those stated in the Note and Warrant Purchase Agreement. This Warrant is subject to all such terms, and Holders are referred to the Note and Warrant Purchase Agreement for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Warrant and the terms of the Note and Warrant Purchase Agreement, the terms of the Note and Warrant Purchase Agreement shall control.

        (b)        The issuance of Underlying Shares is subject to the 19.9% Share Cap as defined in Section 14 of the Note and Warrant Purchase Agreement.

        (c)        The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.

2.     Registrar.

        The Company will initially act as Registrar under Section 5(c)(ii) of the Note and Warrant Purchase Agreement.

3.     Exercise Rights.

        (a)        The Holder of Warrants is entitled, at such Holder’s option, at any time before the close of business on the Expiration Date, to exercise the Holder’s Warrants (or any portion thereof) to purchase duly authorized, fully paid and non-assessable shares of Common Stock at the Exercise Price in effect at the time of exercise.

        (b)        The Exercise Price shall be adjusted under certain circumstances as provided herein and in the Note and Warrant Purchase Agreement.

        (c)        To exercise the purchase rights represented by this Warrant, the Holder must surrender this Warrant (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Company, accompanied by a duly signed exercise notice to the Company in substantially the form attached hereto as Exhibit A (or a reasonable facsimile thereof).

        (d)        Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided herein, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided herein shall be deemed to have become the holder or holders of record thereof for all purposes.

        (e)        No fractional shares of Common Stock will be issued upon exercise of any Warrants. Instead of any fractional share of Common Stock which would otherwise be issued upon exercise of such Warrants, the Company shall pay a cash adjustment as provided in the Note and Warrant Purchase Agreement.

        (e)        The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

        (f)        As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company shall cause to be issued in such denominations as may be requested by Holder in the Election to Purchase Shares, in the name of and delivered to the Holder or, subject the Note and Warrant Purchase Agreement, as the Holder may direct,

        (i)        a certificate or certificates, or, if then permissible under the Securities Act, at a Holder’s request to electronically issue such shares (e.g., through DWAC or DTC), an electronic issuance for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a certified check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, provided, however, that in the event sufficient funds are not legally available for the payment of such amount, the number of shares of Common Stock for which such certificate(s) represents shall be rounded up to the nearest whole number, and

        (ii)        in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

               Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

        (g)        In the case of any dispute with respect to the number of shares to be issued upon exercise of this Warrant, the Company shall promptly issue such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder’s Election to Purchase Shares. If the Holder and the Company are unable to agree as to the determination of the Purchase Price within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall in accordance with this Section, submit via facsimile the disputed determination to an independent reputable accounting firm of national standing, selected jointly by the Company and the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results within forty-eight (48) hours from the time it receives the disputed determinations of calculations. Such accounting firm’s determination shall be binding upon all parties absent manifest error. The Company shall then on the next Business Day issue certificate(s) representing the appropriate number of shares of Common Stock in accordance with such accounting firm’s determination and this Section. The prevailing party shall be entitled to reimbursement of all fees and expenses of such determination and calculation.

        (h)        If, at any time, the Holder of this Warrant submits this Warrant, an Election to Purchase Shares and payment to the Company of the Purchase Price for each of the shares of Common Stock specified in the Election to Purchase Shares in accordance herewith, and the Company, for any reason, fails to deliver, on or prior to the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 3, the number of shares of Common Stock for which the Holder is entitled upon such exercise, the Company shall pay damages to the Holder equal to the greater of (i) actual damages incurred by the Holder as a result of the Holder’s needing to “buy in” shares of Common Stock to the extent necessary to satisfy its securities delivery requirements (“Buy In Actual Damages”) and (ii) if the Company fails to deliver such certificates within five days after the last possible date on which the Company could have issued such Common Stock to the Holder without violating this Section 3, on each date such exercise is not timely effected in an amount equal to 1% of the product of (i) the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (ii) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to the Holder without violating this Section 2.

        (i)          If, at any time after December 31, 2006, at the time of the exercise of this Warrant there is no effective registration statement permitting the sale of the Underlying Shares by the Company to the Holder for a period in excess of 90 consecutive days, then this Warrant may also be exchanged at such time and from time to time, in whole or in part, for the number of Underlying Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

        (A) = the VWAP on the trading day preceding the date of such election;
        (B) = the Exercise Price of the Warrants, as adjusted; and
        (X) = the number of Underlying Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

        For purposes of this Warrant, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market (each a “Principal Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30:01 a.m. Eastern Time to 4:00 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board (or any successor market), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board (or any successor market); (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board (or any successor market) and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by the Company.

    4.        Transfer of Warrants. The Warrants will be transferable in accordance with Section 5(c)(iii) of the Note and Warrant Purchase Agreement.

5.     Adjustment of Common Stock Issuable Upon Exercise. The Exercise Price and the number of shares of Common Stock issuable upon exercise of a Warrant shall be adjusted in accordance with Section 12 of the Note and Warrant Purchase Agreement.

6.     Consolidation, Merger, etc. Reference is made to Sections 7 and 12(l) of the Note and Warrant Purchase Agreement for certain provisions relating to a consolidation, merger, sale of assets, reorganization and certain other actions relating to the Company.

7.     No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) shall not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company’s certificate of incorporation and available for the purpose of issue upon such exercise, and (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

8.     Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Company shall, upon the request in writing of the Holder (at the Company’s expense), retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holder and the Company.

9.     Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company from an entity whose creditworthiness is reasonably acceptable to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

10.     Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

11.     Remedies; Specific Performance. The Company acknowledges and agrees that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereof in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

12.     Amendment; Supplement; Waiver.

        (a)        The Note and Warrant Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Warrants under the Note and Warrant Purchase Agreement at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Warrants. The Note and Warrant Purchase Agreement also contains provisions permitting the Holders of specified percentages of the Warrants at the time outstanding, on behalf of the Holders of all the Warrants, to waive compliance by the Company with certain provisions of the Note and Warrant Purchase Agreement and certain past defaults under the Note and Warrant Purchase Agreement and their consequences. Any such consent or waiver by the Holder of this Warrant shall be conclusive and binding upon such Holder and upon all future Holders of this Warrant and of any Warrant issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Warrant or such other Warrant.

12.     Abbreviations.

        (a)        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

13.     Additional Rights of Holders of Transfer Restricted Securities.

        In addition to the rights provided to Holders under the Note and Warrant Purchase Agreement, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

14.     Governing Law.

        (a)        This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

15.     Successor Corporation.

        In the event a successor Person assumes all the obligations of the Company under this Warrant, pursuant to the terms hereof and of the Note and Warrant Purchase Agreement, the Company will be released from all such obligations.

               IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officer.

Dated: April 5, 2006	ELECTRO ENERGY INC.

By:

Martin G. Klein
Chairman and Chief Executive Officer